UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2007

TECH LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000-27592	22-1436279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 North Farwell Avenue, Milwaukee, Wisconsin 53202
(Address of principal executive offices) (Zip Code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of BSI

On July 2, 2007, Tech Laboratories, Inc. (the “Company”), and BSI Acquisitions, Inc. (“Acquisitions”), its wholly-owned subsidiary, entered into a merger agreement (the “Merger Agreement”) with Biodeisel Solutions, Inc. (“BSI”). Pursuant to the Merger Agreement, Acquisitions was merged with and into BSI. The former shareholders of BSI were issued an aggregate of 49,000,000 of Common Stock of the Company (the "Common Stock"), 1,000,000 shares of BSI series B convertible stock (the “Preferred Stock”) and $500,000 in cash. The shares of Preferred Stock issued to the former BSI shareholders are immediately convertible at the option of the holders into Common Stock at a conversion price per share equal to the greater of (i) $0.05, or (ii) the average closing price of the Common Stock during the ten trading days immediately preceding the conversion date.

BSI manufactures the BiodieselMaster®, a factory-built biodiesel processing plant that is appropriately scaled for a variety of customers, including small communities, farms, farm co-ops and trucking fleets. The BiodieselMaster is a community-scale biodiesel processing unit that is designed to produce 350,000 gallons of biodiesel per year. The design provides a biodiesel production system that is continuous, flexible, efficient, affordable, and fully-automated. The automated control system minimizes labor costs and facilitates remote diagnostics.

Financing With Cornell Capital Partners, L.P.

On July 2, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Cornell Capital Partners L.P. ("Cornell") providing for the sale by the Company to Cornell of its secured convertible debentures in the aggregate principal amount of $2,700,000 (the "Debentures") of which $2,000,000 was advanced immediately. The second installment of $700,000 will be funded within two business days after the Company shall have unconditionally booked and received at least a 50% deposit for the sale of at least one BioDieselMaster Unit.

The Debentures bear interest at the prime rate plus 2.75% (but not less than 10%) and mature two years from the date of issuance (the "Maturity Date"). The Company is not required to make any payments until the Maturity Date. The holder of the Debentures may convert at any time amounts outstanding into shares of Common Stock at a conversion price per share equal to the lesser of (i) $0.05, or (ii) 80% of the lowest closing bid price of the Common Stock during the ten trading days immediately preceding the conversion date.

The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 15% redemption premium provided that (i) the average volume weighted average price of the Company’s Common Stock is less than the conversion price of the Debentures; (ii) the underlying shares are subject to an effective registration statement; and (iii) no event of default has occurred.

The obligations to Cornell, together with prior obligations to Cornell, are secured by a security interest in the Company’s assets and the assets of its subsidiaries, including their intellectual property. In addition, the Company pledged the shares of BSI to Cornell as additional security for the obligations to Cornell.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 33,750,000 shares of common stock at $0.06 per share.

In connection with the Purchase Agreement, the Company also amended its registration rights agreement with Cornell (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the SEC registering the common stock issuable upon conversion of the Debentures and exercise of the warrants. Upon written demand from the Holder, the Company is obligated to file a Registration Statement within 45 days of such demand. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 150 days following receipt of a written demand for the filing of a Registration Statement and to insure that the Registration Statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the warrants have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated by the SEC. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement with respect to the filing and effectiveness dates for the Registration Statement, the Company is required to pay to Cornell, as liquidated damages, for each thirty day period that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 2% of the liquidated value of the Debentures, not to exceed 24%.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated July 2, 2007, among Tech Laboratories, Inc., BSI Acquisitions, Inc. and Biodeisel Solutions, Inc.

10.2	Securities Purchase Agreement, dated July 2, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P.

10.3	$2,000,000 principal amount Secured Convertible Debenture, dated July 2, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P.

10.4	Warrant to purchase 33,750,000 shares of Common Stock of Tech Laboratories, Inc. dated April 20, 2007

10.5
Registration Rights Agreement, dated April 20, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P. (incorporated by reference to the exhibits to Registrants Form 8-K filed on April 26, 2007).

10.6	Amendment No. 1 to Registration Rights Agreement, dated July 2, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P.

10.7	Security Agreement, dated July 2, 2007, by and between Biodeisel Solutions, Inc., Renewal Fuels, Inc. and Cornell Capital Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH LABORATORIES, INC.

Dated: July 6, 2007	By:	/s/ John King
Name: John King
Title: Chief Executive Officer